EXHIBIT 23.3


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-86519) pertaining to the Citizens Financial Corporation 1999 Stock Option Plan of our report dated March 14, 2003 with respect to the consolidated financial statements and schedules of Citizens Financial Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                           /s/ Ernst & Young LLP
April 4, 2003
Louisville, Kentucky